EXHIBIT 10.48

                     SECURED PROMISSORY NOTE


Date of Note:   March 1, 1996

Maker:   Midcoast Energy Resources, Inc.

Maker's Mailing Address:  1100 Louisiana, Suite 2950
                          Houston, Texas 77002

Payee:   Rainbow Investments Company

Place for Payment:   P.O. Box 1050, Corpus Christi, Texas
                     78403-1050

Principal Amount:     One hundred seventy-five thousand and No/100
                      Dollars ($175,000.00)

Annual Interest Rate on Unpaid Principal from Date of Funding:
Prime Rate as defined hereafter plus five percent (5%)

Annual Interest Rate on Matured, Unpaid Amounts:
Eighteen percent (18%) per annum

     The term "Prime Rate" as used herein shall mean the "prime rate" as reported from time to time in the Money Rates section of the Southwest Edition of the Wall Street Journal, such interest rate automatically fluctuating upward and downward with each announcement without notice to Maker or any other person.

     Said rate shall be computed on a per annum basis of a year of 360 days and for the actual number of days elapsed, however, said maximum legal rate shall be computed on a full calendar year (365/366 days) basis. Article 5069 Chapter 15 V.A.T.S. shall not in any event apply to the loan evidenced hereby. After maturity hereof, unpaid principal and accrued interest shall bear interest from maturity until paid at the rate of eighteen percent (18%) per annum, calculated on a full year basis.

Terms of Payment:   This note shall be due and payable in 60
monthly installments, unless sooner paid, the first 59 installments being in the amount of $1,666.67, plus accrued interest, and the 60th and final installment being in the amount of the balance of principal plus accrued interest then remaining outstanding and unpaid hereon. The first such installment is due and payable April 15, 1996, and the remaining installments are due and payable in consecutive order on the same day of each and every succeeding month thereafter until all sums hereunder have been paid, the final installment due hereon being due on March 15, 2001 (the "maturity date"). In the event of prepayment, no prepayment of principal shall be reduce the amount of installments next coming due, and every prepayment of principal shall be applied in inverse order against the principal last coming due hereunder. Further provided, the amount of such installments is based on an initial advance of $100,000.00 hereon, and the installment amount will be proportionately increased as additional advances are made hereon.

     All payments hereon shall be first applied to accrued interest with the remainder, if any, applied to unpaid principal. Principal and accrued interest may be prepaid in whole or in part from time to time without penalty or premium.

     This note evidences funds advanced or to be advanced pursuant to a Loan Agreement of even date herewith for Maker's capital contribution to Pan Grande Pipeline, L.L.C.. Payment hereof is secured by Makers interest in said L.L.C. and guaranteed as set forth in said Loan Agreement.

     Maker reserves the right to prepay, prior to maturity, all or any part of the principal of this note without penalty, and interest shall immediately cease on any amounts prepaid.

     Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

     On default in the payment of this note the unpaid principal balance and earned interest on this note shall become immediately due at the election of Payee. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intentions to accelerate maturity, protests, and notices or protest.

     If this note is given to an attorney for collection , or if suit is brought for collection, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

     Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded.
This provision overrides other provisions in this and all other instruments concerning debt.

     Each Maker is responsible for all obligations represented by this note.

     When the context requires, singular nouns and pronouns include the plural.

     EXECUTED this  1st day of March, 1996.

                                   MIDCOAST ENERGY RESOURCES, INC.




                                   By:  Dan C. Tutcher, President









MERI.RBW











                             SECURITY AGREEMENT
                            (Third Party Pledge)


                                     Date:     March 1, 1996

A.  PARTIES

    1.    Pledgor: MIDCOAST ENERGY RESOURCES, INC.

    2.    Address: 1100 Louisiana, Suite 2950, Houston, Texas 77002

    3.    Secured Party:  RAINBOW INVESTMENTS COMPANY

    4.    Address: P.O. Box 1050, Corpus Christi, Texas 78403


B.  AGREEMENT

    In order to induce Secured Party to loan monies or otherwise extend credit with or without credit to the hereafter named Borrower, and at the request of Secured Party, the Pledgor hereby pledges the hereafter described Collateral unto Secured Party and grants a security interest in the Collateral unto Secured Party, in order to secure payment of the Secured Obligations. The Borrower to which this Pledge Agreement applies and references is as follows:

    Borrower:       Midcoast Energy Resources, Inc.


C.  SECURED OBLIGATIONS

    1. The following are the obligations secured by this Agreement (herein called the "Secured Obligations").

     Note of even date in the original principal sum of $175,000.00 executed by Borrower payable to Secured Party.


D.  COLLATERAL

    1.    The security interest is granted in the following
Collateral:

     All interest in Pan Grande Pipeline, L.L.C. now owned or hereafter acquired.


E.  AGREEMENTS OF PLEDGOR

    1. Pledgor will: take adequate care of the Collateral; insure the Collateral for such hazards and in such amounts as Secured Party directs, policies to be satisfactory to Secured Party; pay all costs necessary to obtain, preserve, and enforce this security interest, collect the obligation, and preserve the Collateral, including (but not limited to) taxes, assessments, insurance premiums, reasonable attorneys' fees and legal expenses, and expenses of sale; furnish Secured Party with any information on the Collateral requested by Secured Party; allow Secured Party to inspect the Collateral and inspect and copy all records relating to
the Collateral and the obligation; sign any papers furnished     by
Secured Party which are necessary to obtain and maintain this security interest; assist Secured Party in complying with the Federal Assignment of Claims Act, where necessary to enable Secured Party to become an assignee under such Act; take necessary steps to preserve the liability of account debtors, obligors, and secondary parties whose Secured Obligations are part of the Collateral; transfer possession of all instruments, documents, and chattel paper which are part of the Collateral to Secured Party immediately, or as to those hereafter acquired, immediately following acquisition; perfect a security interest (using a method satisfactory to Secured Party) in goods covered by chattel paper which is part of the Collateral; notify Secured Party of any change occurring in or to the Collateral, or in any fact or circumstance warranted or represented by Pledgor in this agreement or furnished to Secured Party, or if any event of default occurs.

    2. Pledgor will not (without Secured Party's consent): remove the Collateral from the locations specified herein; allow the Collateral to become an accession to other goods; sell, lease, otherwise transfer, manufacture, process, assemble, or furnish under contracts of service, the Collateral; allow the Collateral to be affixed to real estate, except goods identified herein as fixtures.

    3. Pledgor warrants: no financing statement has been filed with respect to the Collateral, other than relating to this security interest; Pledgor is absolute owner of the Collateral, and it is not encumbered other than by this security interest (and the same will be true of Collateral acquired hereafter when acquired); none of the Collateral is affixed to real estate or an accession to other goods, nor will Collateral acquired hereafter be affixed to real estate or an accession to other goods when acquired, unless Pledgor has furnished Secured Party the consents or disclaimers necessary to make this security interest valid against persons holding interests in the real estate or other goods; all account debtors and obligors, whose Secured Obligations are part of the Collateral, are to the extent permitted by law prevented from asserting against Secured Party any claims or defenses they have against sellers, or can be so prevented by Secured Party taking action provided by law for such purposes.


F.  RIGHTS OF SECURED PARTY

     Secured Party may, in its discretion, after default: terminate, on notice to Pledgor, Pledgor's authority to sell, lease, otherwise transfer, manufacture, process or assemble, or furnish under contracts of service, inventory Collateral, or any other Collateral as to which such permission has been given; require Pledgor to give possession or control of the Collateral to Secured Party; indorse as Pledgor's agent any instruments or chattel paper in the Collateral; notify account debtors and obligors on instruments to make payment direct to Secured Party; contact account debtors directly to verify information furnished by Pledgor; take control of proceeds and use cash proceeds to reduce any part of the obligation; take any action Pledgor is required to take or otherwise necessary to obtain, preserve, and enforce this security interest, and maintain and preserve the Collateral, without notice to Pledgor, and add costs of same to the obligation (but Secured Party is under no duty to take any such action); release Collateral in its possession to Pledgor, temporarily or otherwise; take control of funds generated by the Collateral, such as dividends, interest, and proceeds or refunds from insurance, and use same to reduce any part of the Secured Obligations; waive any of its rights hereunder without such waiver prohibiting the later exercise of the same or similar rights; revoke any permission or waiver previously granted to Pledgor.


G.  MISCELLANEOUS

    1. The rights and privileges of Secured Party shall inure to its successors and assigns. All representations, warranties, and agreements of Pledgor are joint and several if Pledgor is more than one and shall bind Pledgor's personal representatives, heirs, successors, and assigns. Definitions in the Uniform Commercial Code (also known as the Texas Business and Commerce Code) apply to words and phrases in this agreement; if Code definitions conflict,
Article 9 definitions apply. Pledgor waives presentment, demand, notice of dishonor, protest, and extension of time without notice as to any instruments and chattel paper in the Collateral. Notice mailed to Pledgor's address in Item A2, or to Pledgor's most recent changed address on file with Secured Party, at least five (5) days prior to the related action (or, if the Uniform Commercial Code specifies a longer period, such longer period prior to the related action), shall be deemed reasonable.

    2. This pledge is an absolute, completed and continuing one, and no notice of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to the Pledgor. Secured Party may extend credit to Borrower in excess of the amount secured hereunder. Borrower and Secured Party may rearrange, extend and/or renew from time to time any or all of the Secured Obligations without notice to the Pledgor and in such event Pledgor will remain fully bound hereunder to secure such Secured Obligations regardless of the number of rearrangements, renewals and extensions. The Pledgor hereby expressly waives marshalling of assets and liabilities, sale in inverse order of alienation, presentment, demand, protest, notice of intention to accelerate maturity, notice of acceleration of maturity, and notice of protest and dishonor on any and all forms of such Secured Obligations, and also notice of acceptance of this pledge, acceptance on the part of Secured Party being conclusively presumed by its request for this pledge and delivery of the same to it.

    3. Pledgor authorizes Secured Party, without notice or demand and without affecting Pledgor's liability hereunder, to take and hold other security for the payment of the Secured Obligations, and exchange, enforce, waive and release any such other security; and to apply such other security and direct the order or manner of sale thereof as Secured Party in its discretion may determine; and to obtain a guaranty of the Secured Obligations from any one or more other persons, corporations or entities whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other persons, corporations or entities from their obligations under such guaranties. If at any time there be other debt of Borrower to Secured Party not secured hereby, then Secured Party may apply all amounts realized by Secured Party from Borrower, from guarantors or from other collateral to such other debt. Provided, if a particular instrument (such as a guaranty or security agreement) expressly requires application of amounts received by Secured Party different than permitted under the preceding sentence, then such amounts shall be applied as provided in such instrument.

    4. Pledgor waives any right to require Secured Party to (a) proceed against the Borrower or (b) proceed against or exhaust any other security held to secure the Secured Obligations, or (c) exercise any right of set-off against Borrower, or (d) pursue any other remedy in Secured Party's power whatsoever. Pledgor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Borrower or of any guarantor of the Secured Obligations, and shall remain liable hereon regardless of whether Borrower or any guarantor be found not liable thereon for any reason. Until all the Secured Obligations shall have been paid in full, Pledgor shall have no right of subrogation, and waives any right to enforce any remedy which Secured Party now has or may hereafter have against the Borrower, and waives any benefit of and any right to participate in any security now or hereafter held by Secured Party.

    5.    Pledgor agrees that if the maturity of any Secured
Obligations hereby secured is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this pledge without demand or notice to Pledgor. In addition to the other obligations of Pledgor imposed by this Pledge Agreement, if it should become necessary for the Secured Party to engage the services of an attorney to enforce this Pledge Agreement against Pledgor, then Pledgor agrees to pay the costs of collection, including reasonable attorneys' fees, incurred by Secured Party in enforcing this Pledge Agreement against Pledgor, and this pledge of the Collateral shall also secure amounts expended by Secured Party in enforcing this Pledge Agreement against Pledgor.

    6. Pledgor hereby subordinates all indebtedness owing to the Pledgor from Borrower to all Secured Obligations of Borrower to Secured Party, and shall not attempt to set off or reduce any obligations to Secured Party because of such indebtedness. The Pledgor further subordinates any lien or security interest that he may have on any collateral or security of the Borrower or any other party to the liens and security interests on said collateral and security in favor of the Secured Party. Upon and an event of default on the Secured Obligations and for so long as such default exists, Pledgor agrees not to accept any payment on the subordinated indebtedness nor realize upon any collateral herefor. If the Pledgor should receive any such payment, satisfaction or security for indebtedness of the Borrower to the Pledgor in violation of the terms hereof, the Pledgor agrees forthwith to deliver the same to the Secured Party in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Secured Obligations, and until so delivered, agree to hold the same in trust for the Secured Party.

    7. The term of this Agreement shall be for so long as any of the Secured Obligations remains outstanding and unpaid. It is further agreed that maturity of the Secured Obligations, as such may be extended from time to time by agreement between Secured Party and Borrower as aforesaid, shall be the same with respect to Pledgor as with respect to Borrower.

    8. Pledgor warrants to Secured Party that Pledgor has independent means of obtaining financial and other information about Borrower, and agrees that Pledgor has not been induced to sign this pledge by reason of information regarding Borrower furnished by Secured Party, and agrees that Secured Party shall not in the future be required to furnish Pledgor with any information regarding Borrower nor notify Pledgor of any adverse changes as to Borrower's financial condition or otherwise.

    9. If other persons or entities have executed other instruments guaranteeing any indebtedness of Borrower to Secured Party, or pledging property to secure any indebtedness of Borrower to Secured Party, this pledge and instrument is in addition to such other instruments, and the total indebtedness of Borrower to Secured Party secured by Pledgor hereunder and by such other persons or entities, if any, shall be compounded and be the sum of the amount secured hereunder by Pledgor, plus the amounts guaranteed or secured by each other person or entity.


H.  DEFAULT

    1. Any of the following is an event of default: failure of Borrower to pay any note in the Secured Obligations in accordance with its terms or any event of default under other loan documents executed in connection with or evidencing the Secured Obligations; failure of Pledgor to perform any act or duty required by this agreement; falsity of any warranty or representation in this agreement when made; substantial change in any fact warranted or represented in this agreement; involvement of Pledgor in bankruptcy or insolvency proceedings, death, dissolution, or other termination of Pledgor's existence; merger or consolidation of Pledgor with another; substantial loss, theft, destruction, sale, reduction in value, encumbrance of, damage to, or change in the Collateral; modification of any contract, the rights to which are part of the Collateral; levy on, seizure, or attachment of the Collateral; judgment against Pledgor; filing any financing statement with regard to the Collateral, other than relating to this security interest; Secured Party's belief that the prospect of payment of any part of the obligation, or the performance of any part of this agreement, is impaired.

    2. At any time that the Secured Obligations (or any part thereof) are matured, Secured Party may proceed to enforce the security interest herein granted and exercise any and all of the rights and remedies available to a secured party under the Uniform Commercial Code as well as all other rights and remedies. When an event of default occurs, Pledgor, upon demand by Secured Party, shall assemble the Collateral and make it available to Secured Party at a place reasonably convenient to both parties. Pledgor is entitled to any surplus.


I.  FIRST AND PRIOR LIEN

    This security interest grants to Secured Party, a first and
prior lien to secure the payment of the Secured      Obligations,
and extensions and renewals thereof, with or without notice to Pledgor.



PLEDGOR:
MIDCOAST ENERGY RESOURCES, INC.



By:
    Dan C. Tutcher, President


                           EXHIBIT "A"

                      SUMMARY OF COLLATERAL


- - -    Certificate #10 representing 7,200 shares of Magnolia Pipeline
     Corporation.